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                                                                    Exhibit 10.2

                                     FORM OF
                            ADVISORY AGREEMENT AMONG
                    ORION MULTIFAMILY INVESTMENT FUND, INC.,
                              ORION MULTIFAMILY LP
                                       and
                              ORION MULTIFAMILY LLC

        This Advisory Agreement (this "Agreement") dated as of July __, 2003 is between Orion Multifamily Investment Fund, Inc., a Maryland corporation (the "Company"), Orion Multifamily LP, a Delaware limited partnership (the "OP"), and Orion Multifamily LLC, a Delaware limited liability company (the "Advisor"). The Company and the OP are sometimes referred to herein collectively as the "Advisees" and each individually as an "Advisee."

                              W I T N E S S E T H:

        WHEREAS, the Company is a Maryland corporation created in accordance with applicable provisions of the Maryland General Corporation Law, as amended from time to time (the "Maryland GCL"); and

        WHEREAS, the purposes of the Company are, as determined from time to time by the board of directors of the Company (the "Board of Directors"), to engage in any lawful business or activity for which a corporation may be created under the Maryland GCL; and

        WHEREAS, the Company is the general partner of the OP; and

        WHEREAS, the Company desires, on its own behalf and as general partner of the OP, to avail itself of the experience, sources of information, advice and assistance of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Board of Directors, all as provided herein; and

        WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED as follows:

        1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Company's Charter (as herein defined), and the following terms, as used herein, shall have the meanings set forth below:

        (a) "Acquisition Expenses" shall mean expenses related to the Advisee's selection of, and investment in, real properties and mortgage investments and other investments, whether or not acquired or made, including but not limited to advertising costs, brokerage fees, environmental, engineering and other due diligence expenses, legal fees and expenses, travel and communications expenses, cost of appraisals, accounting fees and expenses, title insurance and miscellaneous other expenses.

        (b) "Acquisition Fee" shall have the meaning set forth in Section 11(a)(i).

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        (c)     "Affiliate" means a Person who is (i) in the case of an
individual, any relative of such Person, (ii) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of any class of the voting securities of or equity interest in such Person; (iii) any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person; or (iv) any officer, director, trustee, partner, manager, employee or holder of ten percent (10%) or more of the outstanding voting securities of any corporation, partnership, limited liability company, trust or other entity controlling, controlled by or under common control with such Person. For purposes of this definition, the term "controls," "is controlled by," or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting rights, by contract or otherwise.

        (d)     "Asset Management Fee" shall have the meaning set forth in
Section 11(a)(ii).

        (e) "Average Invested Assets" shall mean the average, at the end of each calendar month during the calendar quarter in respect of which an Asset Management Fee is being calculated, of the aggregate book value of the Advisees' assets invested in real estate equity interests and loans, before reserves for depreciation or bad debt or other similar non-cash reserves.

        (f) "Board of Directors" shall have the meaning set forth in the recitals hereto.

        (g) "Cause" shall mean (x) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor or a breach of this Agreement by the Advisor; or (y) if any of the following events occur: (i) the Advisor shall violate any material provision of this Agreement, and after written notice of such violation, shall not cure such default within 30 days or have begun action within 30 days to cure the default which shall be completed with reasonable diligence, (ii) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all of its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days, (iii) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

        (h) "Change of Control" shall mean a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without

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limitation, a Change of Control shall be deemed to have occurred if: (i) any
"person" (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company's securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Shareholders of the Company that results in the contesting party electing candidates to a majority of the Board of Directors' positions next up for election.

        (i) "Charter" shall mean the Articles of Incorporation of the Company dated as of June 24, 2003, as amended from time to time.

        (j) "Cumulative Non-Compound Return" shall mean, for any period for which a calculation thereof is being paid, the percentage resulting from dividing (i) the total distributions paid on each distribution payment date during such period by (ii) the product of (x) the daily average adjusted investor capital for such period and (b) the number of years (including fractional years) elapsed during such period (based on a year of 365 days).

        (k)     "Deferred Acquisition Fee" shall have the meaning set forth in
Section 11(b)(i).

        (l)     "Election Notice" shall have the meaning set forth in Section
13(b).

        (m) "Funds From Operations" shall mean net income (computed in accordance with GAAP), excluding gains or losses from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

        (n) "Funds From Operations Per Weighted Average Share" shall mean the amount equal to four (4) times the Funds From Operations per weighted average Share for the Company for the quarter in which an Election Notice is delivered, based on and as described in the quarterly report of the Company delivered to its stockholders for such quarter.

        (o) "GAAP" shall mean United States generally accepted accounting principals, consistently applied.

        (p) "Good Reason" shall mean, with respect to the termination of this Agreement, (x) any failure to obtain a satisfactory agreement from any successor to an Advisee to assume and agree to perform such Advisee's obligations under this Agreement; or (y) any material breach of this Agreement of any nature whatsoever by an Advisee.

        (q) "Independent Director" shall have the meaning set forth in the By-laws of the Company, as amended from time to time.

        (r)     "Initial Term" shall have the meaning set forth in Section
17(a).

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        (s)     "Partnership Agreement" shall mean the Agreement of Limited
Partnership of the OP dated as of June 30, 2003, as amended and restated from time to time.

        (t) "Person" shall mean an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or government or any agency or political subdivision of a government.

        (u) "Preferred Return" shall mean the receipt by the stockholders of the Company of (i) a Cumulative Non-Compound Return of 7% per year on such stockholders' net investment, and (ii) the amount of such net investment.

        (v)     "Property Disposition Fee" shall have the meaning set forth in
Section 11(a)(iii).

        (w) "Prospectus" shall mean the final prospectus of the Company in connection with the initial registration of the Shares filed with the SEC on Form S-11, as amended and supplemented from time to time.

        (x)     "SEC" shall mean the United States Securities and Exchange
Commission.

        (y) "Share" shall mean a share of the Common Stock, par value $0.01, of the Company.

        (z) "Subordinated Incentive Advisory Fee" shall have the meaning set forth in Section 11(b)(ii).

        (aa)    "Termination Fee" shall have the meaning set forth in Section
17(b).

        (bb) "Total Operating Expenses" of a Person means the aggregate of all expenses paid or incurred by such Person, but excluding organization and offering expenses, interest payments, taxes, non-cash expenditures, any Subordinated Incentive Advisory Fee or Acquisition Fee or other acquisition expenses.

        2. Duties of Advisor. The Company, on its own behalf, and as general partner of the OP, hereby retains and appoints the Advisor as the advisor of the Company and the OP to perform the services hereinafter set forth, and the Advisor hereby accepts such appointment, all subject to the terms and conditions hereinafter set forth. In the performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Company's Charter and the Agreement of Limited Partnership of the OP (the "Partnership Agreement"), the Advisor shall devote sufficient resources to the administration of the Company to discharge is obligations hereunder and shall:

        a. obtain for the Advisees, furnish and/or supervise the services necessary to perform any ministerial functions in connection with the management of the day-to-day operations of the Advisees;

        b. use its best efforts to seek out, present and recommend to the Advisees, whether through its own efforts or those of third parties retained by it, suitable investment

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opportunities that are consistent with the Advisees' respective investment objectives and policies and acquisition strategy and objectives, as adopted by the Board of Directors from time to time, and negotiate on behalf of the Advisees with respect to potential investments or the disposition thereof;

        c. exercise absolute discretion, subject to the Board of Directors' review, in decisions to originate, acquire, retain or sell real properties, provided, that, the Advisor may acquire on behalf of the Advisees any real property with purchase price that is less than $15,000,000, or finance such an acquisition on the Advisees' behalf, without the prior approval of the Board of Directors if and to the extent that:

                i. the proposed acquisition or financing would not, if consummated, violate or conflict with the investment guidelines of the Advisees as set forth in the Prospectus;

                ii. the proposed acquisition or financing would not, if consummated, violate the restriction set forth in section 2(f) below; and

                iii. the consideration proposed to be paid for such real property does not exceed the fair market value of such property, as determined by a qualified independent real estate appraiser selected in good faith by the Advisor and acceptable to the Independent Directors;

        d. recommend investment opportunities consistent with the Advisees' respective investment objectives and policies and negotiate on behalf of the Advisees with respect to potential investments or the disposition thereof;

        e. structure the terms and conditions pursuant to which acquisitions of properties will be made, subject to the Board of Directors' review;

        f. arrange for financing and refinancing of properties, subject to the Board of Directors' prior approval if such financing or refinancing, when consummated causes the total leverage on each such property or on all such properties in the aggregate to exceed 65% of such property's or properties', as the case may be, fair market value;

        g. obtain for the Advisees such other services as may be required in acquiring or disposing of investments, disbursing and collecting the funds of the Advisees, paying the debts and fulfilling the obligations of the Advisees, and handling, prosecuting and settling any claims of the Advisees;

        h. obtain for the Advisees such services as may be required for property management, leasing, mortgage brokerage and servicing, and other activities relating to the investment portfolio of the Advisees;

        i.      supervise the servicing of the Advisees' loan portfolios;

        j. administer the Advisee's respective bookkeeping and accounting fuctions, and prepare, or cause to be prepared, statements and other relevant information for distribution to

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stockholders or partners, as the case may be, including annual and quarterly reports and any filings required by regulatory authorities;

        k.      monitor operations and expenses of the Advisees;

        l. from time to time, or as requested by the Board of Directors, make reports to the Advisees as to its performance of the foregoing services;

        m. perform any other powers of the Board of Directors or the Company (as general partner of the OP) which (with respect to the Company) are set forth in the Charter and the Partnership Agreement, as applicable, which may be delegated to it by the Board of Directors from time to time;

        n. render such other services as the Board of Directors deems appropriate; and

        o. do all things necessary to assure its ability to render the services contemplated herein.

        3. Fiduciary Relationship. The Advisor, as a result of its relationship with the Advisees pursuant to this Agreement, stands in a fiduciary relationship with the Stockholders of the Company and the partners of the OP.

        4. No Partnership or Joint Venture. The Advisees and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

        5. Records. At all times, the Advisor shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Advisees and the Advisee's appointees at any time during the ordinary business hours of the Advisor.

        6. REIT Qualification; Other Limitations on Advisor Actions. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from any action which, in its sole judgment made in good faith, or, in the judgment of the Board of Directors provided that the Board of Directors give the Advisor written notice to such effect, would (a) adversely affect the status of the Company as a real estate investment trust pursuant to
Section 856 of the Code; (b) cause the Advisees to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended, (c) cause the OP to be classified other than as a partnership for purposes of the Code; (d) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Advisees or over their securities, or (e) be prohibited by the Company's Charter or the Partnership Agreement of the OP.

        7. Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Advisees or in its own name as agent for the Advisees and may collect and deposit in and disburse from any such account, any money on behalf of the Advisees, under such terms and conditions as the Board of Directors may approve, provided that no funds

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in such account shall be commingled with funds of the Advisor. From time to time and upon appropriate request, the Advisor shall render appropriate accounting of such collections and payments to the Board of Directors and the auditors of the Advisees.

        8. Bond. If required by the Board of Directors, the Advisor will maintain a fidelity bond with a responsible surety company in such amounts as may be required by the Board of Directors, covering all members or partners thereof together with employees and agents of the advisor handling funds of the Advisees and investment documents or records pertaining to investments of the Advisees. Such bonds shall inure to the benefit of the Advisees in respect of losses from acts of such partners, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise. The premiums on such bonds shall be paid by the Advisees.

        9. Information Furnished to Advisor. The Board of Directors shall, at all times, keep the Advisor fully informed with regard to the investment policies of the Advisees, including any specific types of real properties, mortgage investments and mortgage securities desired, and any criteria or conditions established by the Board of Directors as to whether the Advisees will make a particular investment, the capitalization policy of the Advisees (including the policy with regard to the incurrence of indebtedness by the Advisees) and their intentions as to the future operations of the Advisees. In particular, the Board of Directors shall notify the Advisor promptly of their intention to either sell or otherwise dispose of any of the Advisees' investments, to make any new investment, to incur any indebtedness or to issue any additional shares of Common Stock or Preferred Stock of the Company or any partnership interests in the OP.

        10. Consultation and Advice. In addition to the services described above, the Advisor shall consult with the Board of Directors and shall, at the request of the Board of Directors of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Advisees.

        11.     Fees and Other Compensation of the Advisor.

        a. The Advisor or its designees shall be entitled to receive from the respective Advisees (except those payable by others as noted below) the following fees and other compensation, which shall be paid to the Advisor by the OP on its own behalf or on behalf of the Company:

                (i) Acquisition Fee. The Advisor or its Affiliates shall receive an acquisition fee (the "Acquisition Fee") of three percent (3%) of the gross contract purchase price of each property acquired by an Advisee, including the amount of any mortgage assumed with respect to such property, payable by the OP on behalf of the applicable Advisee upon consummation of the investment; provided, that, the Acquisition Fee, together with any and all Acquisition Expenses and other acquisition fees paid to the Advisor or to any third parties, whether or not affiliated with the Advisor or the Advisees, shall not exceed, in the aggregate, six percent (6%) of the gross contract purchase price of a particular property, including the amount of any mortgage assumed with respect to such property. In the event that such acquisition fees

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and expenses, including the Acquisition Fee, exceed such limitation, the
Acquisition Fee shall be reduced by such excess amount.

                (ii) Asset Management Fee. The Advisor or its Affiliates shall receive an asset management fee (the "Asset Management Fee"), payable monthly, in arrears at the end of each calendar quarter, in an amount equal to twelve and one-half basis points (0.125%) of Average Invested Assets in the immediately preceding quarter.

                (iii) Property Disposition Fee. The Advisor or its Affiliates shall receive an property disposition fee (the "Property Disposition Fee") of three percent (3%) of the gross contract purchase price of each property sold or otherwise disposed of by an Advisee, payable by the OP on behalf of the applicable Advisee upon consummation of the investment; provided, that, the Property Disposition Fee shall be payable only in respect of properties in connection with the sale of which the Advisor provided substantial services, and provided, further, the Property Disposition Fee, together with any and all disposition fees and expenses paid to third parties, whether or not affiliated with the Advisor or the Advisees, shall not exceed, in the aggregate, either (x) six percent (6%) of the gross contract sale price of a particular property or
(y) the reasonable, customary and competitive commission paid generally for the sale of a property in light of the size, type and location of such property. In the event that such disposition fees and expenses, including the Property Disposition Fee, exceed such limitation, the Property Disposition Fee shall be reduced by such excess amount.

                (iv) Fees for Additional Services. Subject to Section 15 below, the Advisor shall be entitled to receive compensation for any additional services requested from time to time by the Advisees on separate agreed-upon terms, subject to approval by a majority of the Independent Directors as being fair and reasonable to the Company.

        b.      DEFERRED AND SUBORDINATED PAYMENTS.

                (i) Deferred Acquisition Fee. If (x) this Agreement shall be terminated by reason of the Change of Control of the Advisees, by the Advisees without Cause or by the Advisor for Good Reason, and (y) the Subordinated Incentive Advisory Fee described in subsection (ii) below is not paid to the Advisor, then the Advisor shall receive a deferred acquisition fee (the "Deferred Acquisition Fee") equal to the excess of six per cent (6%) of the aggregate purchase price of all real property purchased by the Advisees through the date of the termination of this Agreement over the aggregate of all Acquisition Fees and other acquisition expenses paid by the Advisees to the date of payment of the Deferred Acquisition Fee, together with interest from the date of the acquisition of each such property through the date of payment of the Deferred Acquisition Fee at a rate equal to six per cent (6%) per annum.

                (ii) Subordinated Incentive Advisory Fee. Upon the liquidation of the Company, and after and only if the stockholders of the Company have received their Preferred Return, the Advisor shall receive a subordinated incentive advisory fee (the "Subordinated Incentive Advisory Fee") equal to ten per cent (10%) of the net sale proceeds from such liquidation of the Company. For purposes of clarification, such net sale proceeds shall be calculated net of the Preferred Return.

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        c.      Stockholder/Partner Interests Distributions. The Advisor shall be entitled to receive distributions from the Advisees in respect of any shares of Common Stock of the Company or partner interests of the OP which it holds, along with the other holders of such shares or interests.

        12. Statements. Prior to the payment of any fees hereunder, the Advisor shall furnish to the Advisees a statement showing the computation of the fees, if any, payable under Section 11 hereof.

        13.     Business Combination of the Company and the Advisor.

        a. The Company shall have the option at any time, after the initial date of effectiveness of the Prospectus upon prior written notice, during the term of this Agreement without any consent of the Advisor, the Board of Directors or the Company's stockholders to cause the business conducted by the Advisor (including, in such event, all of its assets) to be acquired by or consolidated into the Company. The Advisor and/or its members or stockholders will receive in connection with such acquisition and in exchange for terminating this Agreement and the release or waiver of all fees (including any fees that have accrued during the term of this Agreement) payable under the provisions of this Agreement until its stated termination, but not paid, that number of Shares determined in accordance with subsection (b) below. The Company will be obligated to pay any fees accrued under this Agreement for services rendered through the closing of such acquisition.

        b. The number of Shares to be issued by the Company to the Advisor in the event of a transaction of the type described in subsection (a) above shall be determined as follows. The Company shall first send notice (the "Election Notice") to the Advisor of its election to proceed with such a transaction. Next, the net income of the Advisor, for the six month period immediately preceding the month in which the Election Notice is delivered, as determined by an independent audit conducted in accordance with GAAP, shall be annualized. The Advisor shall bear the cost of any such audit. Such amount shall than be multiplied by nine-tenths (0.90) and then divided by the Funds From Operations Per Weighted Average Share. The resulting quotient shall constitute the number of Shares to be issued by the Company to the Advisor or its members or stockholders, with delivery thereof and the closing of the transaction to occur within ninety (90) days of delivery of the Election Notice. Any such transaction will occur, if at all, only if the Board of Directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefor is fair, from a financial point of view, to the stockholders of the Company.

        c. The Company shall not terminate this Agreement solely for the purpose of avoiding such a business combination, such as in anticipation of the listing of the Shares on a national stock exchange or their inclusion in a national market system, including, without limitation, Nasdaq.

        14.     Expenses of the Company.

        a. The OP, on its own behalf and on behalf of the Company, shall pay all of the Advisees' expenses. Without limiting the foregoing, it is specifically agreed that the

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following expenses of an Advisee shall be paid by the OP on its own behalf or on behalf of the Company and shall not be borne by the Advisor unless such expense is a fee or other service for which the Advisor is otherwise receiving a fee from the Advisees:

                (i)     the cost of money borrowed by the Advisee;

                (ii) all taxes applicable to the Advisee including, without limitation, taxes on income and on assessments of real property;

                (iii) fees and expenses paid to independent contractors, unaffiliated mortgage servicers, consultants, managers and other agents employed by or no behalf of the Advisee;

                (iv) Acquisition Expenses and expenses directly connected with the ownership and disposition of real property or other investments, and with the purchase or origination of real property and mortgage investments (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commission, maintenance, repair and improvement of property);

                (v) expenses of maintaining and managing real estate equity interests, processing and servicing mortgage and other loans and managing the Advisee's other investments;

                (vi) insurance coverage in connection with the business of the Advisee (including officers', directors' and partners' liability insurance);

                (vii) the expenses of dissolving and liquidating the Advisee or revising, amending or modifying its organizational documents;

                (viii) expenses connected with payments of dividends or interest or distribution in cash or any other form made or caused to be made by the Board of Directors to the stockholders or partners, as the case may be, of such Advisee.

                (ix) all expenses connected with communications to stockholders or partners, as the case may be, and other bookkeeping and clerical work necessary in maintaining relations with the stockholders or partners, as the case may be, including the cost of printing and mailing certificates for securities, proxy solicitation materials and reports to holders of the Advisee's securities;

                (x) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Advisee;

                (xi)    transfer agent's and registrar's fees and charges; and

                (xii) other legal, accounting and auditing fees and expenses as well as any costs incurred in connection with any litigation in the Advisee is involved and in the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Advisee.

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        b.      The Advisor shall bear the expenses it incurs in connection with performing its duties under the advisory agreement. These include salaries and fringe benefits of its directors and officers and travel and other administrative expenses of its directors or officers.

        c. The OP shall reimburse the Advisor and its Affiliates on its own behalf or on behalf of the Company for (i) organization and offering expenses in an amount up to two percent (2%) of the gross offering proceeds from the offering of the Company's shares pursuant to a registration statement filed under form S-11 with the SEC, which include actual legal, accounting, printing and expenses attributable to preparing such SEC registration statement, qualification of such shares for sale in various states and filing fees incurred by the Advisor, as well as reimbursements for marketing, salaries and direct expenses of its employees, including, without limitation, employee benefits, while engaged in registering and marketing such shares and other marketing and organization costs, other than selling commissions and fees payable to the Company's dealer manager in connection with such offering; (ii) advertising expenses, expense reimbursements, and legal and accounting fees; (iii) the actual cost of goods and materials used by the Advisees and obtained from entities not affiliated with the Advisor; (iv) administrative services (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee); (v) acquisition expenses, which include travel and expenses related to the selection and acquisition of properties, for goods and services provided by the Advisor; (vi) rent, leasehold improvement costs, utilities or other administrative items generally constituting Advisor's overhead; and (vi) expenses related to negotiating and servicing mortgage loans. In no event shall the OP reimburse the Advisor for any services for which the Advisor shall receive a separate fee. The amounts charged to an Advisee for services performed shall not exceed the lesser of (a) the actual cost of such services, or (b) the amount which such Advisee would be required to pay to independent parties for comparable services.

        15. Reimbursement by Advisor. For any year which the Company qualities as a real estate investment trust under the Internal Revenue Code of 1986, as amended, the Advisor shall be obligated to reimburse the Advisees for the amounts, if any, by which the Advisees' Total Operating Expenses paid during the immediately prior fiscal year exceed the greater of (i) 2% of the Company's and the OP's Average Invested Assets during the four quarters of such fiscal year, or (ii) 25% of the Company's and the OP's net income for such fiscal year; provided, however, that the Board of Directors (including a majority of the Independent Directors) may require a lower amount which the Advisor shall be obligated to reimburse the Company, upon a determination that such lower reimbursement amount is justified in light of such unanticipated, unusual or non-recurring factors which may have occurred within sixty (60) days after the end of the quarter for which the excess occurred, and there shall be sent to the stockholders of the Company a written disclosure of such determination, together with an explanation of the factors the Board of Directors considered in arriving at the conclusion that the higher Total Operating Expenses were justified.

        16.     Other Activities of Advisor.

        (a) Except as set forth in this Section 16, nothing in this Agreement shall prevent the Advisor or any of its Affiliates from engaging in other business activities related to

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real estate, mortgage investments or other investments whether similar or dissimilar to those made by any of the Advisees or from acting as advisor to any other person or entity having investment policies whether similar or dissimilar to those of the Company or the OP (including other REITs or partnerships); provided, that, before the Advisor and all Persons controlled by the Advisor may take advantage of an opportunity for their own account or may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present an investment opportunity to an Advisee if (i) such opportunity is compatible with such Advisee's investment objectives and policies, (ii) such opportunity is of a character which could be taken by such Advisee, and (iii) the Advisee has the financial resources to take advantage of such opportunity. In furtherance, and not in limitation, of the immediately preceding sentence, neither the Advisor nor any Affiliate of the Advisor may make any investment in multifamily property where the investment objective is substantially similar to the investment objectives of the Advisees until such time as seventy five percent (75%) of the total gross proceeds from the offering of the Company's shares offered for sale pursuant to a registration statement on form S-11 filed with the SEC, following final closing of such offering, have been invested or committed for investment in multifamily rental properties.

        (b) The Advisor will use its best efforts to present suitable investments to the Advisees consistent with their investment procedures, objectives and policies. If the Advisor or any of its Affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as: (i) cash flow from the property; (ii) the effect of the acquisition of the property on the diversification of each entity's portfolio; (iii) rental payments during any renewal period; (iv) the amount of equity required to make the investment; (v) the policies of each entity relating to leverage; (vi) the funds of each entity available for investment; and (vii) the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity. To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time.

        17.     Term; Termination of Agreement.

        a. This Agreement shall continue in force for a period of one year from the date hereof (the "Initial Term") and thereafter it may be renewed from year to year by written consent of the parties hereto. Notwithstanding any other provision to the contrary, this Agreement shall be terminable with or without Cause by the Advisor or a majority of the Independent Directors at any time upon 60 days' prior written notice to the non-terminating party. In the event of the termination of this Agreement, the Advisor will cooperate with the Advisees and take all reasonable steps requested to assist the Advisees in making an orderly transition of the advisory function.

        b. If (i) this Agreement shall be terminated by reason of the Change of Control of the Advisees, by the Advisees without Cause or by the Advisor for Good Reason and (ii) the Incentive Advisory Fee is not paid to the Advisor, then the Advisor shall receive a termination fee (the "Termination Fee") equal to (x) fifteen per cent (15%) of the amount, if any, by which ((alpha)) the appraised value of the real properties owned by the Advisees on the date of such termination, less amounts of all indebtedness secured by such properties, exceeds ((beta)) the dollar amount of the Preferred Return were it to be payable to the stockholders of the Company on such date, less (y) the amount of the Subordinated Incentive Advisory Fee due to the Advisor, if any. The Termination Fee shall be paid in twelve (12) equal quarterly installments starting on the date of termination.

        c. Any amounts which may be deemed payable at the date the obligation to pay the Termination Fee is incurred that relate to the appreciation of the properties, on the value of which the Termination Fee is based, (i) will be reduced by the portion of the Termination Fee otherwise payable which relate to properties or periods with respect to which the Advisor did not provide the Advisees substantial services and (ii) will not be due and payable, nor bear interest, until the property to which the Termination Fee relates is sold or refinanced.

        18.     [RESERVED]

        19. Amendments. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

        20. Assignment. This Agreement may not be assigned by the Advisor, except to an Affiliate of the Advisor, and then only upon the consent of the Advisees and the approval of a majority of the Independent Directors. Any assignee of the Advisor shall be bound hereunder to the same extent as the Advisor. This Agreement shall not be assigned by any Advisee without the written consent of the Advisor, except to a corporation, association, trust or other organization which is a successor to such Advisee. Such successor shall be bound hereunder to the same extent as such Advisee. Notwithstanding anything to the contrary contained herein, the economic rights of the Advisor hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Advisor without the consent of the Advisees.

        21. Action Upon Termination. From and after the effective date of termination of this Agreement, pursuant to Section 17 hereof, the Advisor shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination within thirty (30) days of such termination. The Advisor shall forthwith upon such termination.

        (a) Pay over to the Advisees all moneys collected and held for the account of such Advisees pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

        (b) Deliver to the Advisees a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Advisees; and

        (c) Deliver to the Advisees all property and documents of the Advisees then in the custody of the Advisor.

        22. Incorporation of the Charter and the Partnership Agreement. To the extent the Charter or the Partnership Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

        23.     Standard of Care.

        a. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Advisees in following or declining to follow any advice or recommendations of the Advisor. Neither the advisor nor its directors, officers, partners, members, and employees shall be liable to the Advisees, or to the stockholders, partners or directors of the Advisees, as the case may be, or to any successor or assignee of the Advisees, except by reason of acts constituting bad faith, gross negligence or willful misconduct. This shall in no way affect the standard for indemnification but shall only constitute a standard of liability. The duties to be performed by the Advisor pursuant to this Agreement may be performed by it or by officers, members or directors or by Affiliates of the foregoing under the direction of the Advisor or delegated to unaffiliated third parties under its direction.

        b. The Advisor shall look solely to the assets of the Advisees for satisfaction of all claims against the Advisees, and in no event shall any stockholder, partner or director of the Advisees, as the case may be, have any personal liability for the obligations of the Advisees under this Agreement.

        24. Indemnification of Advisor. The Advisees shall indemnify the Advisor and its Affiliates for any loss arising out of any of their acts or omissions in connection with this Agreement; provided that (i) the Board of Directors must have determined, in good faith, that such course of conduct was in the best interests of an Advisee and did not constitute negligence or misconduct by the Advisor or its Affiliates; (ii) such conduct was within the scope of authority of the Advisor; and (iii) any such indemnification shall be recoverable only from the assets of the Advisees and not from the assets of the stockholders, partners or directors of the Advisees, as the case may be. Notwithstanding the foregoing, the Advisor or its Affiliates shall not be indemnified for any liability, loss or damage incurred by the Advisor or its Affiliates in connection with any claim or settlement involving allegations that federal or state securities laws were violated by the Advisor or its Affiliates unless: (a) the Advisor or its Affiliates seeking indemnification are successful in defending such action on the merits of each count involving securities law violations; or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or (c) a court of competent jurisdiction approves a settlement of the claims against the Advisor or its Affiliates seeking indemnification involving securities law violations and finds that indemnification of the settlement and related costs should be made; or (d) indemnification is specifically approved by a court of competent jurisdiction in each such case.

        25. Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

        Advisees:

                The Company:
                625 Madison Avenue
                New York, New York 10022
                Attn:  Stuart J. Boesky
                       Chief Executive Officer and
                       Chairman of the Board of Directors

                With a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, New York 10036
                Attention: Peter M. Fass, Esq.

        The OP

                625 Madison Avenue
                New York, New York 10022

                With a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, New York 10036
                Attention: Peter M. Fass, Esq.

        The Advisor:

                625 Madison Avenue
                New York, New York 10022

                Attn:  Stuart J. Boesky,
                       Chief Executive Officer

                With a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, New York 10036
                Attention: Peter M. Fass, Esq.

        Any party may at any time change its address for the purpose of this
Section 25 by like notice.

        26. Headings. The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

        27. No Waivers. Neither the failure nor any delay on the party of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrences. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

        28. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

        29. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

        30. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

                                  [END OF TEXT]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the day and year first above written.

                                  ORION MULTIFAMILY INVESTMENT FUND, INC.

                                  By:
                                     ------------------------------
                                     Name:
                                     Title:

                                  ORION MULTIFAMILY LP

                                  By:   Orion Multifamily Investment Fund, Inc.,
                                             its General Partner

                                  By:
                                     ------------------------------
                                     Name:
                                     Title:

                                  ORION MULTIFAMILY LLC

                                  By:
                                     ------------------------------
                                     Name:
                                     Title: